      As Filed with the Securities and Exchange Commission on June 3, 1998
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ----------

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         MERCANTILE BANCORPORATION INC.
               (Exact name of registrant as specified in charter)

                  MISSOURI                                 43-0951744
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)               Identification Number)

               P.O.  BOX 524
            ST. LOUIS, MISSOURI                            63166-0524
  (Address of principal executive offices)                 (Zip Code)

                                   ----------

                         MERCANTILE BANCORPORATION INC.
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                      ------------------------------------
                             JON W. BILSTROM, ESQ.
                                General Counsel
                         Mercantile Bancorporation Inc.
                                 P. O. Box 524
                        St. Louis, Missouri  63166-0524
                    (Name and address of agent for service)
                          Telephone:  (314)  425-2525
                                   ----------
                                    Copy to:

              JOHN Q. ARNOLD                        ROBERT M. LAROSE, ESQ.
 Vice Chairman & Chief Financial Officer               Thompson Coburn
      Mercantile Bancorporation Inc.                One Mercantile Center
              P.O. Box  524                       St. Louis, Missouri 63101
      St. Louis, Missouri 63166-0524                    (314) 552-6000
              (314) 425-2525

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
Title of Securities to be     Amount to be     Proposed Maximum     Proposed Maximum Aggregate
       Registered              Registered     Offering Price Per        Offering Price<F2>        Amount of Registration
                                                  Share<F2>                                              Fee<F3>
------------------------------------------------------------------------------------------------------------------------
Common Stock,                  5,625,000           $51.03               $287,043,750                    $84,677.91
  $.01 par value<F1>            shares
========================================================================================================================

<F1>  Includes one attached Preferred Share Purchase Right per share.
<F2>  Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(c), based upon the average of the high and low sale prices of common stock, $0.01 par value, of the Registrant as reported on the New York Stock Exchange on June 1, 1998.
<F3>  The registrant previously paid $26,250.20 on February 1, 1995 in connection with the Registrant's Registration Statement on Form S-8 (File No. 33-57543) to register 3,375,000 shares (adjusted to give effect to a three for two stock split on September 10, 1997) of Mercantile Bancorporation Inc. common stock to be issued pursuant to the Mercantile Bancorporation Inc. 1994 Stock Incentive Plan (the "Plan"). This filing is solely to register 5,625,000 additional shares which may be issued pursuant to that Plan, as amended.

      The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register an additional 5,625,000 shares of Mercantile Bancorporation Inc. ("Mercantile" or the "Company") common stock, $0.01 par value, and attached Preferred Share Purchase Rights of Mercantile, for issuance to optionees under the Mercantile Bancorporation Inc. Amended and Restated Stock Incentive Plan. The registrant previously paid $26,250.20 on February 1, 1995 in connection with its Registration Statement on Form S-8 (File No. 33-57453) to register 3,375,000 shares of Mercantile common stock to be issued pursuant to the Mercantile Bancorporation Inc. 1994 Stock Incentive Plan (the "Plan"). This filing is solely to register additional shares which may be issued pursuant to that Plan, as amended. All share numbers herein have been adjusted to reflect a three for two stock split effective September 10, 1997.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

      (c) The Company's Current Reports on Form 8-K dated January 16, 1998 and February 3, 1998.

      (d) The description of the Company's Common Stock set forth in Item 1 of the Company's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

      (e) The description of the Company's Preferred Share Purchase Rights set forth in Item 1 of the Company's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

      Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

      Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

      Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

      Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

      Pursuant to directors' and officers' liability insurance policies, with total annual limits of $30,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 8.  Exhibits.
         --------

      See Exhibit Index located at page 8 hereof.

Item 9.  Undertakings.
         ------------

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect
            to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

            The Registrant.   Pursuant to the requirements of the Securities
            --------------
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on June 1, 1998.

                              MERCANTILE  BANCORPORATION  INC.


                              By  /s/ Thomas H. Jacobson
                                  ----------------------------------------------
                                  Thomas H. Jacobsen, Chairman of the Board,
                                  President and Chief Executive Officer

                        POWER OF ATTORNEY
                        -----------------

            We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and John Q. Arnold, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 relating to the Mercantile Bancorporation Inc. Amended and Restated Stock Incentive Plan and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                           Title                             Date
         ---------                           -----                             ----
/s/  Thomas H. Jacobson             Chairman of the Board,                 June 1, 1998
------------------------------      President and Chief Executve
Thomas H. Jacobsen                  Officer
Principal Executive Officer


/s/  John Q. Arnold                 Vice Chairman and                      June 1, 1998
------------------------------      Chief Financial Officer
John Q. Arnold
Principal Financial Officer


/s/  Michael T. Normile             Senior Vice President - Finance        June 1, 1998
------------------------------      and Control
Michael T. Normile
Principal Accounting Officer


                                    -5-

/s/  Richard E. Beumer              Director                               June 1, 1998
------------------------------
Richard E. Beumer


/s/  Harry M. Cornell, Jr.          Director                               June 1, 1998
------------------------------
Harry M. Cornell, Jr.


/s/  Dr Henry Givens, Jr.           Director                               June 1, 1998
------------------------------
Dr. Henry Givens, Jr.


/s/  William A. Hall                Director                               June 1, 1998
------------------------------
William A. Hall


/s/  Frank Lyon, Jr.                Director                               May 19, 1998
------------------------------
Frank Lyon, Jr.


/s/  Robert W. Murray               Director                               June 1, 1998
------------------------------
Robert W. Murray


/s/  Harvey Saligman                Director                               June 1, 1998
------------------------------
Harvey Saligman


/s/  Craig D. Schnuck               Director                               June 1, 1998
------------------------------
Craig D. Schnuck


/s/  Alvin J. Siteman               Director                               June 1, 1998
------------------------------
Alvin J. Siteman


/s/  Patrick T. Stokes              Director                               June 1, 1998
------------------------------
Patrick T. Stokes


/s/  John A. Wright                 Director                               June 1, 1998
------------------------------
John A. Wright


                                    EXHIBIT INDEX
                                    -------------

Exhibit No.
-----------
      4.1   Form of Indenture Regarding Subordinated Securities between the
            Company and The First National Bank of Chicago, Trustee,
            filed as Exhibit 4.1 to the Company's Report on Form 8-K
            dated September 24, 1992, is incorporated herein by
            reference.

      4.2   Rights Agreement dated as of May 23, 1988 between the Company and
            Mercantile Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of Right Certificate), filed as Exhibits 1 and 2 to the Company's Registration Statement No. 0-6045 on Form
            8-A, dated May 24, 1988, is incorporated herein by reference.

      4.3   Form of Indenture Regarding Senior Debt Securities, filed as
            Exhibit 4.1 to the Company's Registration Statement on Form
            S-3 (No. 333-25775), is incorporated herein by reference.

      4.4 Form of Indenture Regarding Subordinated Debt Securities, filed as Exhibit 4.2 to the Company's Registration Statement on Form
            S-3 (No. 333-25775), is incorporated herein by reference.

      4.5 Indenture, dated February 4, 1997, First Supplemental Indenture, dated February 4, 1997, and Supplemental Indenture of First
            Supplemental Indenture, dated May 22, 1997, between the
            Company, as issuer, and The Chase Manhattan Bank, as Indenture
            Trustee, filed as Exhibits 4.5, 4.6 and 4.12, respectively, to the Company's Registration Statement on Form S-4 (No.
            333-25131), are incorporated herein by reference.

      5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

     10.1   Mercantile Bancorporation Inc. Amended and Restated Stock
            Incentive  Plan, filed as Exhibit G to the Company's
            Registration Statement on Form S-4 (No. 333-23607), is incorporated herein by reference.

     23.1 Consent of KPMG Peat Marwick LLP with regard to use of its report on the Company's financial statements.

     23.3   Consent of Thompson Coburn (included in Exhibit 5.1).

     24.1   Power of Attorney (included on signature page hereto).



                                    -7-